Exhibit 10.12

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (hereinafter, this “Agreement”) is made and entered into on the 31st day of August, 2010, by and between EMRISE Corporation (“EMRISE” or the “Company”) and D. John Donovan (“Donovan”).  EMRISE and Donovan are referred to jointly herein as “the Parties.”  The “Effective Date” of this Agreement shall be September 1, 2010.

RECITALS

A.            Donovan is currently an employee of EMRISE and was serving in the offices of Chief Financial Officer, Secretary and Treasurer, and is a party with EMRISE to that certain Executive Employment Agreement, effective as of November 1, 2007 (the “Employment Agreement”).

B.            On June 7, 2010, Aeroflex Incorporated and Emrise Electronics Corporation, a wholly owned subsidiary of the Company, entered into a Stock Purchase Agreement relating to the sale of all of the issued and outstanding shares of common stock of Advanced Control Components, Inc. (“ACC”) and all of the issued and outstanding shares of common stock of Custom Components, Inc. (“CCI”) (the “Transaction”).

C.            The Parties desire to resolve amicably all issues between them regarding or relating to Donovan’s employment with, and service as an officer of, EMRISE and the termination thereof, and to memorialize the terms of such agreements in this Agreement.

NOW THEREFORE, in consideration of the following covenants and promises and for other valuable consideration as described below, and without admitting any fault or liability on the part of any of the Parties, their officers, directors, or affiliates, the Parties hereby agree as follows:

AGREEMENT

1.             Termination of Employment.  The employment of Donovan by EMRISE hereby terminates effective as of midnight August 31, 2010.  In connection with such employment termination, Donovan will also no longer serve as an officer, in any capacity, of the Company.  In connection with such termination, the Parties hereby agree and acknowledge that the Employment Agreement is terminated, and that, except as expressly set forth herein, no wages, or any form of remuneration or compensation or any other obligation are due and owing to Donovan under the Employment Agreement, and that any and all obligations of either Party under that Agreement have been satisfied in full.

2.             Payments/Benefits to Donovan.  In consideration for this Agreement, as payment and satisfaction in full of any obligations due to Donovan as a result of a “Constructive Termination” as defined in the Employment Agreement as provided in Sections 6(d) and 7(c) of the Employment Agreement, and for the release of all claims and other promises by Donovan set forth herein, EMRISE agrees to the following:

a.     On September 1, 2010, EMRISE shall pay to Donovan an amount equal to $417,311 (the “Severance Payment”).  The Severance Payment consists of $245,000 representing the one times base salary amount and $172,311 representing the “gross up”.  The “gross up” amount will be submitted to the appropriate taxing authorities based on the report by JH Cohn.  Such payment shall be paid to Donovan by wire transfer according to the following wire instructions:

b.     Donovan shall be paid 100% of his current compensation through August 31, 2010, plus all unused vacation days and any unused floating holidays accrued through August 31, 2010, and all payroll taxes withheld and remitted on behalf of Donovan consistent with past practices.  Such payments shall be made to Donovan in accordance with EMRISE’s normal payroll practices and EMRISE will deduct all normal withholdings from such payments.  Company will remit 401K withholding and matching to 401K Investment Company within 10 calendar days of the final payment being made to Donovan and provide a copy of the contribution report sent to John Hancock as written confirmation to Donovan that such payments have been made on his behalf.  Donovan will be eligible to continue to participate in benefit plans of EMRISE to which he is participating through August 31, 2010.

c.     EMRISE shall reimburse Donovan for all business related expenses that are expenses properly incurred on behalf of EMRISE through August 31, 2010 in accordance with EMRISE’s normal expense reimbursement policy.  EMRISE shall also reimburse Donovan for any business related expenses that are properly the expenses of the Company, but are incurred after August 31, 2010, and are billed to Donovan; provided that Donovan complies with Paragraph 3(g) below and only in accordance with EMRISE’s normal expense reimbursement policy.

d.     In addition to the payment under Paragraph 2(a), EMRISE shall pay to Donovan the sum of $21,650 in four equal monthly installments of $5,412.50 each on September 1, October 1, November 1 and December 1, 2010, as payment in full of all obligations of the Company to Donovan with regard to health, dental, and life insurance coverages as set forth in Sections 7(c)(iv) and 7(c)(v) of the Employment Agreement.  In addition, at its expense, EMRISE shall provide continuing health and dental insurance coverage through and including September 30, 2010, for Donovan and his family.

e.     The Parties agree to make all necessary and usual reports to the Internal Revenue Service, state taxing authorities and any similar agencies and to perform all withholdings applicable by law to the types and amounts of payments and other consideration Donovan is to receive as a result of this Agreement.

3.             Donovan’s Acknowledgements, Representations and Agreements.

a.             Donovan acknowledges that certain of the benefits described in Section 2 are substantial benefits and are valuable consideration for his obligations and agreements hereunder.

b.             Donovan hereby waives any right to receipt of any payment pursuant to Section 8 of the Employment Agreement (Payment Upon Change in Control) that may be due based on the Transaction or any other transaction.

c.             Donovan and the Company have agreed that Donovan will purchase the equipment described on Schedule B from EMRISE for a purchase price of $300.00 to be deducted from the payment owed by EMRISE to Donovan.

d.             Donovan has returned, or will by September 1, 2010 return, all of the property of, and information pertaining to, EMRISE, and its affiliates, in his possession and control, except for that property described on Schedule B and certain miscellaneous used office furniture, equipment and supplies currently in his possession.  Donovan represents to EMRISE that he does not have any complete or partial copies of any of this property, either written or on tape, disk, diskette or other storage media.  Donovan acknowledges that if he later learns that he has any property that belongs to EMRISE, he is obliged to notify EMRISE and to make arrangements to return all such property or information.

e.             Donovan shall not disparage EMRISE or any of its officers, directors, employees, affiliates, or agents during or after the term of his employment with the Company.  Donovan acknowledges that, to the extent he has received confidential or non-public information regarding EMRISE, he will keep such information confidential and comply with all legal obligations with respect thereto.  Failure to comply with the provisions of this paragraph may, in addition to any other remedies available under applicable law and at EMRISE’s option, result in a termination of any payments and benefits which have not been made.  The obligations under this paragraph shall survive indefinitely.

f.              EMRISE and Donovan will enter into a Consulting Agreement, in substantially the form attached hereto as Schedule A.

g.             Donovan will work with EMRISE expeditiously and in good faith to terminate or transition any and all contracts or arrangements which are properly the contracts or arrangement of EMRISE that Donovan is billed for personally or directly, including all contracts and arrangements for which Donovan will seek reimbursement under Paragraph 2(c).

4.             General Release by Donovan.

a.             Severance.  The Severance Payment represents a full and final settlement of any and all claims Donovan has made or could have made against the Company, its affiliates and each of their respective current or former administrators, fiduciaries, attorneys, parents, heirs, trustees, subsidiaries, affiliates, divisions, predecessors, successors, stockholders, assignees, agents, spouses, officers, directors, employees, members, partners, limited partners, co-joint venturers, or any of them, and all persons or entities, acting by, through, under or in concert with each or any of them (hereafter, collectively, the “Releasees”).  The Severance Payment shall constitute the Company’s sole and exclusive financial obligation to Donovan under this Agreement, under the Employment Agreement, or in connection with the end of Donovan’s employment with the Company or any other asserted or unasserted liability including, but not limited to, with respect to any change in control payment to Donovan resulting from the close of the Transaction.  It is further expressly understood and agreed that Donovan has not relied whatsoever upon any advice from any of the Releasees or their attorneys as to the taxability, whether pursuant to federal, state or local income tax statutes or regulations or otherwise, of the Severance Payment made and consideration transferred hereunder.  Donovan shall hold the Releasees harmless and indemnify and defend the Releasees, and each of them, against any liability, costs and expenses, including attorneys’ fees, incurred by the Releasees, or any of them, as a result of any claim or action taken by any tax authority relating in any way to the tax treatment of the Severance Payment made to Donovan.

b.             Known and Unknown Claims.  Donovan hereby knowingly and voluntarily expressly releases, remits, acquits and forever discharges each of the Releasees of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, charges, losses, costs, or attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent, choate or inchoate including, but not limited to, for any change of control payment in connection with the close of the Transaction which Donovan now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, act or thing whatsoever from the beginning of time through the date Donovan executes this Agreement (hereafter collectively “D Claims”).  The D Claims released herein include, without limiting the generality of the foregoing, any D Claims in any way arising out of or based upon Donovan’s employment, including all claims under Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Civil Rights Act of 1866; the Civil Rights Act of 1870; the Consolidated Omnibus Budget Reconciliation Act; the National Labor Relations Act; the Labor Management Relations Act; the Equal Pay Act; the Americans with Disabilities Act; the California Fair Employment and Housing Act; the California Unruh Act; the Employee Retirement Income Security Act; the Age Discrimination in Employment Act; the Rehabilitation Act; the California Family Rights Act; the Family and Medical Leave

Act; the Older Workers’ Benefit Protection Act; the Fair Labor Standards Act and/or any federal, state or local statute or law prohibiting employment discrimination, retaliation, or violation of public policy.  Donovan expressly agrees that he will not institute, allow to be instituted on his behalf, and/or continue any legal, administrative, or grievance proceeding against Releasees, or any of them, before any court, administrative or governmental agency, arbitrator, or any other tribunal whatsoever, by reason of any D Claims, whether known or unknown, released in this Agreement.  Provided, however, that Donovan’s release does not include a release for any liability or obligation arising under this Agreement, or a breach of this Agreement.

c.             DONOVAN ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

DONOVAN, BEING AWARE OF SAID CODE SECTION AND HAVING THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, HEREBY EXPRESSLY WAIVES ANY RIGHTS DONOVAN MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

d.             Donovan represents and warrants that there has been no assignment or other transfer of any interest in any D Claims he may have against the Releasees, or any of them, and Donovan agrees to hold harmless and to indemnify and defend the Releasees, and each of them, from and against any liability, claims, demands, damages, costs, expenses, and attorneys’ fees incurred by the Releasees, or any of them, as a result of any such assignment or transfer.  It is the intention of each of the Parties that this indemnity does not require payment as a condition precedent to recovery by any of the Releasees against Donovan under this indemnity.

5.             Agreements of EMRISE, General Release by EMRISE.

a.             EMRISE shall not disparage Donovan during or after the term of his employment with EMRISE.

b.             EMRISE will provide Donovan with advance draft copies of any press release or public filing of EMRISE that includes any reference to Donovan by name or title before any public release or filing.  Donovan shall timely review all such drafts and will not unreasonably withhold or delay sign off on such releases and filings.

c.             Effective at or before midnight on August 31, 2010, EMRISE will sever and terminate its ability to remotely access Donovan’s computer.

d.             Known and Unknown Claims.  In consideration for Donovan’s releases and agreements contained in this Agreement and upon its receipt of a fully executed copy of this Agreement, EMRISE and each of EMRISE’s officers, directors, employees, and agents, and for anyone who has or obtains rights or claims from EMRISE, hereby knowingly and voluntarily expressly releases, remits, acquits and forever discharges Donovan and each of Donovan’s heirs, beneficiaries, executors, administrators, and representatives of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, charges, losses, costs, or attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent, choate or inchoate and including, but not limited to, all claims arising out of Donovan’s employment with EMRISE or arising out of any act or omission Donovan made in good faith as an officer of EMRISE, which the Company now has or may hereafter have against Donovan by reason of any matter, cause, act or thing whatsoever from the beginning of time through the date EMRISE executes this Agreement (hereafter, collectively, the “E Claims” and together with the D Claims, the “Claims”); provided, however, EMRISE’s release does not include a release for any liability or obligation arising under this Agreement, or a breach of this Agreement.

e.             EMRISE expressly agrees that it will not institute, allow to be instituted on its behalf, and/or continue any legal, administrative, or grievance proceeding against Donovan, Donovan’s heirs, beneficiaries, executors, administrators, or representatives or any of them, before any court, administrative or governmental agency, arbitrator, or any other tribunal whatsoever, by reason of any E Claims, whether known or unknown, released in this Agreement.

f.              EMRISE ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

EMRISE, BEING AWARE OF SAID CODE SECTION AND HAVING THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, HEREBY EXPRESSLY WAIVES ANY RIGHTS EMRISE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

g.             EMRISE represents and warrants that there has been no assignment or other transfer of any interest in any E Claims it may have against Donovan, Donovan’s heirs, beneficiaries, executors, administrators, or representatives or any of them, and EMRISE agrees to hold harmless and to indemnify and defend Donovan, Donovan’s heirs, beneficiaries, executors, administrators, representatives, and each of them, from and against any liability, claims, demands, damages, costs, expenses, and attorneys’ fees incurred by Donovan, Donovan’s heirs, beneficiaries, executors, administrators, or representatives or any of them, as a result of any such assignment or transfer.  It is the intention of each of the Parties that this indemnity does not require payment as a condition precedent to recovery by any of Donovan, Donovan’s heirs, beneficiaries, executors, administrators, or representatives or any of them against EMRISE under this indemnity.

6.             Assumption of Risk; Carve Outs

a.             Each of the Parties fully understands that if any fact with respect to any matter covered by this Agreement is found hereafter to be other than, or different from, the facts now believed by any of the Parties to be true, each of the Parties expressly accepts and assumes the risk of such possible difference in fact and agrees that the release remains effective notwithstanding any such difference in fact.

b.             This Agreement shall not be subject to attack on the ground that any or all of the legal theories or factual assumptions used for negotiating purposes are for any reason inaccurate or inappropriate.

c.             The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the Parties, and without regard to the party that drafted the same or caused its legal representative to draft the same.

d.             Donovan currently holds certain outstanding and vested options to purchase shares of Common Stock of EMRISE that were previously awarded to Donovan.  Nothing in this Agreement is intended to terminate, diminish, change, modify or extinguish in any way such stock options or the rights of Donovan granted thereunder; provided that Donovan acknowledges and understands that, pursuant to the terms thereof, such stock options will expire if they are not exercised in the time frames provided for in the respective stock option grants, the applicable stock option plan and stock option agreements.

e.             EMRISE shall indemnify and defend Donovan as provided for and permitted by the Company’s Certificate of Incorporation, as amended, bylaws, as amended, and the General Corporation Law of the State of Delaware with regard to actions in which Donovan, as an officer of EMRISE, is named a defendant in any future lawsuits against EMRISE, and any such indemnity is excluded from the release of E Claims provided for in this Agreement.

7.             Taxes.  All payments to Donovan that are described in this Agreement are subject to applicable withholding taxes.

8.             Entire Agreement; Amendment; Enforceability.  This Agreement expresses the entire understanding between the Parties about its subject matter and is the only agreement, promise or understanding on which the Parties are relying in connection with the subject matter hereof.  This Agreement may only be amended, changed or waived through a written document signed by both Parties.  This Agreement is enforceable by and against each Party and anyone else who has or who obtains rights under this Agreement from either Party.  This Agreement will be interpreted and enforced under California law.  Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in Orange County, California in accordance with Paragraph 8 hereof.  Except as provided herein, Donovan and the Company shall each bear its or his own attorneys’ fees and costs in connection with this Agreement.

9.             Arbitration.  The Parties agree that should any of them allege a violation of the terms of this Agreement, or should any other disagreements or disputes arise in connection herewith, any such dispute shall be settled exclusively by arbitration in the County of Orange, California, before one experienced labor and employment law arbitrator licensed to practice law in California, or a retired judge, selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  The Arbitrator shall not have the power to modify any of the provisions of this Agreement.  The Arbitrator’s decision shall be final and binding upon the Parties and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction.  The Parties shall share equally the cost of the Arbitrator.  In the event of any arbitration between the Parties pursuant to this paragraph, the prevailing party shall be entitled to his or its reasonable attorneys’ fees and costs.  Should either party to this Agreement hereafter pursue any dispute by any method other than as set forth herein, the responding party shall be entitled to recover from the initiating party all damages, costs, expenses and attorneys’ fees incurred as a result of defending such action.

10.           Notices; Process.  Any notice this Agreement requires must be in writing and will be effective only if hand-delivered or sent via electronic mail or facsimile, AND sent by certified U.S. mail, return receipt requested, or via a nationally recognized overnight courier, prepaid, to the Party entitled to receive the notice at the Party’s address stated below, or at such other address as that Party may later provide to the other Party.  The Parties agree to waive service of process in any arbitration brought to enforce or to interpret this Agreement, and agree that “service” of any document or pleading in any such arbitration that would otherwise have to be served by personal service will be deemed served three days after being sent to the other Party and that Party’s attorney, as applicable, by certified U.S. mail as provided below:

to Donovan:

John Donovan

Fax:

Email:

With a copy to:

Michael Zinn, Esq.

Law Offices of Zinn & Lorand

8141 E. Kaiser Blvd., Suite 130

Anaheim Hills, CA  92808

Telephone: (714) 998-6668

Fax: (714) 998-3525

Email:  Michael@zinnlorand.com

to EMRISE at:                       EMRISE Corporation

Attn: Chief Executive Officer

2530 Meridien Parkway

2nd & 3rd Floors

Durham, NC  27713

Fax:  (252) 330 2560

Email: ctoliva@emrise.com

with a copy to:                      Jennifer Miller, Esq.

Ballard Spahr LLP

1735 Market Street

51st Floor

Philadelphia, PA 19103-7599

Fax: 215-864-8999

Email: millerje@ballardspahr.com

11.           Signatory’s Authority; All Necessary Consents.  Each Party expressly represents that such Party does not require any third party’s consent to enter into this Agreement, including the consent of any spouse, insurer, assignee, licensee, secured lender, or regulatory agency.

12.           SPECIFIC ACKNOWLEDGEMENTS.  DONOVAN ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, THAT HE HAS BEEN ADVISED THAT HE SHOULD CONSULT WITH AN ATTORNEY BEFORE HE EXECUTES THIS AGREEMENT, AND THAT HE UNDERSTANDS ALL OF ITS TERMS AND EXECUTES IT KNOWINGLY AND VOLUNTARILY WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND THE CONSEQUENCES THEREOF.

13.           No Admission.  This Agreement, and compliance with this Agreement, shall not be construed as an admission of liability on the part of the Parties, such liability being hereby expressly denied.  The Parties’ intent in this Agreement is to provide a complete, total, irrevocable and binding release of all matters arising before the date of this Agreement (except those matters reserved or carved out herein), which might result in a dispute and avoid any further differences or conflicts. Each Party hereby represents to the other Party that he or it has not filed nor caused to be filed any pending charges, suits, claims, grievances or other action which in any way arise from or relate to the subject matter covered by this Agreement.  Each Party further represents to the other Party that he or it has not directly or indirectly assigned any Claim related to the subject matter hereof or released hereby to any other person.

14.           Full and Complete Defense.  This Agreement and the releases contained herein, may be pled as a full and complete defense, counterclaim or cross-claim to, and may be used as a basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted or attempted in breach of this Agreement or the releases contained herein.  In the event of any action by any Party hereto to enforce this Agreement, the releases contained herein, or any other agreement delivered pursuant hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.

15.           No Reliance.  The Parties warrant to each other that in agreeing to the terms of this Agreement, they have not relied in any way upon any representations or statements of the other party regarding the subject matter hereof for the basis or effect of this Agreement other than those representations or statements expressly contained herein.  In entering into this Agreement, each Party represents that in entering into this Agreement and completing the transactions hereunder, he or it has done so after completing such investigation as he or it has determined to be necessary or appropriate in the circumstances, and after having consulted with and taken advice from such Party’s legal, financial, tax, investment, and other advisors to the extent such Party has determined such consultation to be necessary or appropriate in the circumstances.

16.           No Mistake; Final Settlement.  In connection with this Agreement, the Parties hereby acknowledge that they are aware that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to this Agreement, but that it is their intention hereby to settle, fully, finally and forever, and to release all matters, issues and differences, known or unknown, suspected or unsuspected, which now exist, which may exist, or which heretofore have existed against any and all releasees under this Agreement.

17.           Severability.  If any part of this Agreement shall be determined to be illegal, invalid or unenforceable, the remaining part shall not be affected thereby, and the illegal, unenforceable or invalid parts shall be deemed not to be a part of this Agreement, although this Agreement will be rewritten by the court or person making such finding to reflect the intention of the Parties to the maximum extent permitted by law.  EMRISE represents and warrants that it has full authority to enter into this Agreement and release the E Claims.  Donovan represents and warrants that he has full capacity and authority to settle, compromise, and release the D Claims and to enter into this Agreement.  Each Party represents and warrants to the other Party that no other person or entity has acquired, or will in the future acquire or have any right to assert, against any person or entity released by this Agreement any portion of the Claims released herein.

18.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.           Survival.  The Parties agree that the obligations, representations and warranties contained herein shall indefinitely survive the execution of this Agreement, the delivery of all documents hereunder.

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused this Agreement to be duly executed as of the date first written above.

EMRISE CORPORATION

By:
Name: Carmine T. Oliva	D. John Donovan
Title: Chief Executive Officer

Schedule A

Form of

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), dated                                     by and between EMRISE CORPORATION (“EMRISE”) and D. John Donovan (the “Consultant”).

Now, therefore, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      CONSULTANCY. EMRISE shall use the services of the Consultant, and the Consultant shall provide services to EMRISE upon the terms and conditions hereinafter set forth.

2.                                      SERVICES.  During the period or periods of use, Consultant shall serve EMRISE upon request by a Supervisor (as defined below) and shall perform finance and accounting related consulting hereafter referred to as Services.

a.               “Services” shall be broadly defined as those services that are related to accounting and financial related activities and shall include but shall not be limited to the following types of general services for and on behalf of EMRISE

•                  Assisting with transition of previous CFO duties to designated person(s) at EMRISE;

•                  Press release review and distribution;

•                  Assisting with the development of and/or commenting on public filings, external communications and/or other EMRISE written communications;

•                  Assisting with the development of and/or commenting on forecasting models or other materials to support financing efforts on behalf of EMRISE;

•                  Other financial or accounting related projects, as requested.

b.              Within the limitations provided herein, the Consultant will render such other advisory services in connection with such services to EMRISE as may be requested from time to time by the specified officers of EMRISE or their designees, without further compensation other than that for which provision is made in this Agreement.  The Consultant shall render Services in accordance with his/her independent and professional judgment.  The Consultant shall perform his/her services in a good and workmanlike manner and in accordance with generally accepted industry practices.

3.                                      PRE-APPROVAL OF ALL SERVICES AND EXPENSES

a.               In order to be compensated for any Services, Consultant MUST seek and obtain pre-approval, in writing, from Carmine Oliva or Graham Jefferies, (“Supervisors”), prior to beginning any work.  Such approval is to be requested by Consultant by providing a brief summary, in writing, of the nature of the work to be performed, the objective of the work, an estimate of the hours to be incurred to achieve the objective and the approximate timeframe in which the work is to be completed (each referred to herein as a “Work Plan”).

b.              In the event that travel, lodging, long distance telephone or other “out of pocket” costs are to be incurred by Consultant while rendering Services under a Work Plan pursuant to this Agreement, such costs shall be reimbursed provided, however, that such costs or expenses in excess of $100 incurred by Consultant must be pre-approved, in writing, by one of the designated Supervisors prior to being incurred, following the same procedure outlined above for pre approval of Work Plans.

4.                                      TERM AND TERMINATION. The term of this Agreement shall be from September 1, 2010 through August 31, 2011, unless sooner terminated in accordance with the terms hereof.  Consultant or EMRISE may terminate the consulting arrangements under this Agreement at any time upon thirty (30) days’ prior written notice.

5.                                      TIME REQUIREMENTS — Minimum and Maximum Effort.

a.               Consultant is expected to dedicate time necessary to complete each approved Work Plan in timeframes agreed to by Consultant and one of the two Supervisors.  There is no minimum time commitment associated with the Services as described in this agreement, however Consultant is expected to not unreasonably reject any reasonable request by the Company to perform Services provided that the Company is not more than five business days past due on any previously submitted invoices from Consultant.  Both Consultant and EMRISE acknowledge that Consultant may or may not be available during normal business hours to work on Work Plans.  Consultant agrees, however, to dedicate necessary time in evenings or on weekends to complete Work Plans in agreed upon timeframes.  During the term of this Agreement, total services billed under this Agreement may not exceed 160 hours without modification of this Agreement.

b.              When asked to provide Services, Consultant is expected to devote his/her time, energy, and skill to the duties of obligation hereunder as described in a Work Plan and shall periodically, or at any time upon the request of EMRISE, submit data as to the time performed.  Consultant will be available to respond to inquires or requests from EMRISE within 8 business hours of initial contact by phone                         or by e-mail at                                 .

6.                                      COMPENSATION.

a.               In exchange for Services, EMRISE shall pay to the Consultant $130 per hour which shall be payable within fifteen (15) calendar days following receipt by EMRISE of invoices delivered by Consultant.  Invoices shall be issued upon the earlier of (i) completion of each Work Plan and (ii) the end of each month, but in no event will invoices be issued more frequently than two times per month.  Such invoices shall be sent to the attention of Brandi Festa (via e-mail) and shall denote (at a minimum) the period covered, a general description of the duties performed with reference to the applicable approved Work Plan, time incurred on each specific task, total hours incurred, the remittance address, and the Consultant’s federal tax ID number.  Such invoices will also include appropriate information, with proper evidence attached, regarding any out of pocket expenses for which Consultant is seeking reimbursement under Paragraph 3 above, referencing the applicable Work Plan to which such expenses relate.  Upon request, Consultant shall also provide proof of “Pre-Approval” for any or all tasks or expenses as specified in Paragraph 3 of this agreement.

7.                                      INDEMNIFICATION AND HOLD HARMLESS.  The Consultant hereby agrees to indemnify and hold harmless EMRISE from any and all claims by the Consultant which may arise out of and in the course of the performance of his/her duties hereunder including but not limited to any claim arising out of this Agreement for unpaid taxes which may be made by any state or federal agency for any taxes, interest, fines or penalties.  Any and all claims for unemployment benefits and or claims for workers’ compensation benefits are hereby expressly waived by the Consultant who agrees to maintain separate policies of liability, health, and accident insurance as may be necessary or required by EMRISE in connection with the performance of its duties herein.

8.                                      TRADE SECRETS; CONFIDENTIAL INFORMATION.  Consultant agrees that:

(a)          all of the trade secrets of EMRISE, its affiliates or in any way related to a “Work Plan” (which include product specifications, past, current and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, composition, improvements, devices, inventions, discoveries, designs, methods and information), and any other information or materials that constitutes a trade secret under California law, and

(b)         all of the confidential information of EMRISE, its affiliates or in any way related to a “Work Plan” (including historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training techniques and materials, and other information that EMRISE, its affiliates has provided, or will be, to Consultant or that has been obtained or observed, or will be, by Consultant while performing Services, by Consultant in connection with his/her involvement with EMRISE or its affiliates or from his/her examination of the facilities, records and personnel of EMRISE, its affiliates or is related to a “Work Plan” or that has been developed, or will be developed, by Consultant from any such information or materials (such trade secrets and confidential or other information being referred to collectively as the “Information”)

is proprietary information of EMRISE that is the sole, exclusive and valuable property of EMRISE (and Consultant acknowledges and agrees that he has, and will acquire, no right, title or interest in such property).  Thus, Consultant agrees that he will: (i) not use the Information to the detriment of EMRISE or any of its affiliates; (ii) hold the Information in strict confidence; (iii) use the Information only in connection with performing Services; and (iv) not disclose the Information to any person or entity (other than an employee of EMRISE with need to know) unless EMRISE directs otherwise indefinitely in the case of trade secrets and until twelve (12) months after the termination of his/her employment with EMRISE in the case of confidential information.

The agreements in clause (b) shall not apply to the extent that Consultant demonstrates either:

(i)                   that the same information is currently publicly available or becomes publicly available and that such public availability does not result from the misappropriation of such information by Consultant or the obtaining of such information by improper means of Consultant or from acts or omissions of another person that Consultant knows, or should have reason to know, misappropriated such information or utilized improper means to acquire it or acquired it under circumstances giving rise to a duty to maintain its secrecy or limit its use or by accident or mistake; or

(ii)                that the Information is required by applicable law to be disclosed, but then only to the extent disclosure is required.

Immediately after termination of this Agreement or the Services being provided hereunder, Consultant shall deliver to EMRISE all materials in his/her possession involving the Information.  Any trade secrets of EMRISE shall also be entitled to all of the protections and benefits under applicable California law and any other applicable law.  If any information obtained in relation to any “Work Plan” which EMRISE deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this section (b), then the Information shall be considered confidential information for purposes of this section (b). In the case of trade secrets, Consultant hereby waives any requirement that EMRISE submit proof of the economic value of any trade secret or post any bond or other security with respect to them.

9.                                      WORK PRODUCT. All final work product and work papers directly relating thereto prepared or developed by Consultant shall be the property of EMRISE whether or not in the possession of Consultant.

10.                               RELATIONSHIP BETWEEN PARTIES.  The Consultant will provide Services to EMRISE only for the purposes and to the extent set forth in this Agreement, and his/her relation to EMRISE shall, during the period or periods of services hereunder, is that of an independent contractor and shall be treated as such for all purposes, including, but not limited to, federal and state taxation, withholding, unemployment insurance and worker’s compensation.  The Consultant shall be free to dispose of such portion of entire time, energy, and skill as he is not obligated to devote hereunder to the EMRISE in such manner as he sees fit and to such persons, firms, or companies as he deems advisable.  The Consultant shall not be considered as having an employee status or as being entitled to participate in any plans, arrangements, or distributions by EMRISE pertaining to or in connection with any insurance, pension, stock, bonus, profit-sharing, or similar benefits for its regular employees.

11.                               ENTIRE AGREEMENT; AMENDMENT; ENFORCEABILITY.  This Agreement expresses the entire understanding between the Parties about its subject matter and is the only agreement, promise or understanding on which the Parties are relying in connection with the subject matter hereof.  This Agreement may only be amended, changed or waived through a written document signed by both Parties.  This Agreement is enforceable by and against each Party and anyone else who has or who obtains rights under this Agreement from either Party.  This Agreement will be interpreted and enforced under California law.  Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in Orange County, California in accordance with Paragraph 12 hereof.  Except as provided herein, Consultant and the Company shall each bear its or his own attorneys’ fees and costs in connection with this Agreement.

12.                               ARBITRATION.  The Parties agree that should any of them allege a violation of the terms of this Agreement, or should any other disagreements or disputes arise in connection herewith, any such dispute shall be settled exclusively by arbitration in the County of Orange, California, before one experienced arbitrator licensed to practice law in California, or a retired judge, with relevant knowledge and experience selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  The Arbitrator shall not have the power to modify any of the provisions of this Agreement.  The Arbitrator’s decision shall be final and binding upon the Parties and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction.  The Parties shall share equally the cost of the Arbitrator.  In the event of any arbitration between the Parties pursuant to this paragraph, the prevailing party shall be entitled to his or its reasonable attorneys’ fees and costs.  Should either party to this Agreement hereafter pursue any dispute by any method other than as set forth herein, the responding party shall be entitled to recover from the initiating party all damages, costs, expenses and attorneys’ fees incurred as a result of defending such action.

13.                               NOTICES; PROCESS.  Any notice this Agreement requires must be in writing and will be effective only if hand-delivered or sent via electronic mail or facsimile, AND sent by certified U.S. mail, return receipt requested, or via a nationally recognized overnight courier, prepaid, to the Party entitled to receive the notice at the Party’s address stated below, or at such other address as that Party may later provide to the other Party.  The Parties agree to waive service of process in any arbitration brought to enforce or to interpret this Agreement, and agree that “service” of any document or pleading in any such arbitration that would otherwise have to be served by personal service will be deemed served three days after being sent to the other Party and that Party’s attorney, as applicable, by certified U.S. mail as provided below:

to Donovan:
John Donovan

Fax:
Email:

With a copy to:
Michael Zinn, Esq.
Law Offices of Zinn & Lorand
8141 E. Kaiser Blvd., Suite 130
Anaheim Hills, CA 92808
Telephone: (714) 998-6668
Fax: (714) 998-3525
Email: Michael@zinnlorand.com

to EMRISE:	EMRISE Corporation
Attn: Chief Executive Officer
2530 Meridien Parkway
2nd & 3rd Floors
Durham, NC 27713
Fax: (252) 330 2560
Email: ctoliva@emrise.com

With a copy to:	Jennifer Miller, Esq.
Ballard Spahr LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103-7599
Fax: 215-864-8999
Email: millerje@ballardspahr.com

IN WITNESS WHEREOF, EMRISE has caused this Agreement to be executed in its corporate name by its corporate officer, and the Consultant hereunder, has set his/her hand, as of the day and year first above written.

EMRISE CORPORATION

By:	By:
Name: Carmine T. Oliva	D. John Donovan
Title: Chief Executive Officer

Schedule B

Equipment Purchased by Donovan from EMRISE

•                  Cell phone — Apple I-phone

•                  ViewSonic VA1912wb monitor

•                  Dell Latitude D830 laptop computer

•                  Dell docking station

•                  MS Windows XP Professional software

•                  MS Office software

•                  HP Officejet Pro 8500 Wireless printer

•                  Visioneer RoadWarrior 120 scanner